SUB. NO.: HK29487
                           CONTRACT NO.: 129044,129312




Date: 22 April 1999




                              REUTERS ON-LINE S.A.

                                       and

                         Momentum Internet Incorporated

                                REUTERS INVESTOR
                             DISTRIBUTION AGREEMENT

                                  VERSION 2.4
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REUTERS INVESTOR DISTRIBUTOR AGREEMENT made on 22 April 1999

BETWEEN

(1) REUTERS ON-LINE S.A. whose registered office is at 5 rue de Jargonnant, 1207 Geneva, Switzerland ("Reuters")

     and

(2) Momentum Internet Incorporated of 12a First Pacific Bank Centre, 56 Gloucester Road, Wanchai, Hong Kong ("the Client")

RECITALS

(A) Reuters supplies news and information to third parties on a global basis and has developed the Reuters Investor Service, as defined below.

(B) The Client wishes to provide the Reuters Investor Service to Users, as defined below, and Reuters is willing to provide the Reuters Investor Service to the Client for such purpose in accordance with the provisions of this Agreement.

1. DEFINITIONS

1.1 In this Agreement, the following expressions have the following meanings unless the context requires otherwise:

     Access Fees means the fees payable by the Client to Reuters for Reuters Investor Service, and which are calculated on the basis of the number of Access ID's provided to Users and more particularly described in Schedule 1;

     Access ID means the specific user account/password issued to each User by the Client;

     Additional Reuters Content means the additional news content which may be provided as part of the Reuters Investor Service pursuant to Clause 5.4 and more particularly described in Schedule 2;

     Administration Facility shall have the meaning set out in Clause 8.1;

     Advertising Revenues means the sums to be paid by the Client to Reuters calculated in accordance with Schedule 1;

     Advertising Space means a portion of a Page which is available for advertiser's content;

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     Agreement means this Agreement and any attached schedules;

     API means a written protocol to be incorporated into the Client Service containing details of each instrument/data access code necessary for the Client to retrieve Content via pre-formatted templates as well as raw XML data files;

     Charges means the amounts payable by the Client to Reuters in accordance with the provisions of Clause 9 in respect of the provision of the Reuters Investor Service more particularly set out in Schedule 1 as may be amended by Reuters from time to time;

     Client Content means the Content contained in the Client Service;

     Client  Marks  means the trade  marks and logos of the Client as set out in
     Schedule 3 as may be amended from time to time by the Client;

     Client Service means the service provided by the Client to end users by way of the Internet and available via the World Wide Web and accessible at Universal Resource Locator (URL) swiftrade.com;

     Client Statement means any form (which will form part of the Agreement) provided by Reuters and Reuters asks Client to complete in order to confirm the details in the Agreement concerning the Client Service, the Site and any location where Content is stored, the number of Users of the Client Service, the average Page Views by Users of Qualifying Pages and the Advertising Revenues raised during the period to which the Client Statement relates;

     Commencement Date means 22 April 1999;

     Content means data or information in any form, whether text, visual (still or moving) audio or any combination of the foregoing and whether received in XML format or pre-formatted HTML pages;

     Content Providers means any third party whose Content is included in the Reuters Investor Service;

     Display Period means in relation to any item of Content the period of seven days from the date that item of Content was first displayed on the Client Service;

     Distributorship shall have the meaning set out in Clause 2.1;

     Edit means edit, sub-title, dub and interpolate any Content and translate any non-textual Content;

     Equipment  means  hardware  and/or  Software  and  related   documentations
     supplied by Reuters;

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     Hypertext Link means an icon, logo, highlighted or coloured text, figure or image representing a URL which allows a user to move between pages, Internet sites or locations within a document;

     Intellectual Property Rights means patents, trade marks, service marks, trade and service names, copyrights and design rights (whether or not any of them are registered and including applications for registration of any of them), moral rights, trade secrets and rights of confidence; all rights of forms of protection of a similar nature or having similar or equivalent effect to any of them which may subsist anywhere in the world;

     Internet means the interconnected networks and computer systems, including the World Wide Web through which the Reuters Investor Service is delivered and/or the Client Service is made available;

     Laws means applicable laws, regulations, rules, orders, standards or guidelines of any government, administrative authority, court or body;

     Maintenance Charge means the sum to be paid by the Client to Reuters per annum in respect of Support of the Reuters Investor Service;

     Marketing Costs means costs incurred by Client in the promotion and sales of Advertising Space on Qualifying Pages (including agency fees);

     Minimum Payments means the minimum amounts payable by Client to Reuters as set out in Clause 9.1 and more particularly described in Schedule 1;

     Page means an individual screen or file of Content within the Client Service which may contain text, pictures or graphics;

     Page Views means impressions by Users on Pages;

     Qualifying Page means a Page which contains Reuters Content;

     Reuters Content means the Content, including the news and financial data, contained in the Reuters Investor Service and Additional Reuters Content, if any, and more particularly described in Schedule 2, whether received in XML format or in pre-formatted HTML pages;

     Reuters Group means Reuters Group PLC and any of its direct or indirect subsidiaries from time to time including Reuters;

     Reuters Marks means the trade marks and logos of the Reuters Group set out in Schedule 3 as may be amended by Reuters from time to time;

     Reuters Investor Service means the Reuters Investor Premium Service, brief details of which are set out in Schedule 2;

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     Reuters Site means the Internet site from which the Reuters  Content may be accessed by the Client or a User subject to the execution of Subscriber Agreement;

     Service Fees means the fees charged by Reuters for the supply of the Reuters Investor Service as specified in Schedule I including where indicated the Access Fees, Advertising Revenues, payments per Page View or the Minimum Payments whichever is the greater;

     Site means the location specified in Schedule 5 to which the Reuters Service will be supplied to the Client;

     Software means the computer programs provided by Reuters necessary for the operation of the Reuters Investor Service;

     Start Up Charges means the one off fee payable to Reuters by the Client in respect of the installation and set up costs of the Reuters Investor Service, more particularly set out in Schedule 1;

     Storage Period means in relation to any item of Content, the period of three months from the date of delivery to Client of that item of Content;

     Subscriber Agreement means an agreement between the Client and each User in such form as shall be approved by Reuters, the current version of which as at the Commencement Date is attached to this Agreement at Schedule 4;

     Substantial Item means any still visual image (including any graphic), and any paragraph of text which contains a substantial part (with respect to quantity or quality) of the report or story from which it is extracted.

     Support means the use of reasonable efforts by Reuters or its nominee to maintain the Equipment in good operating condition and/or to restore the Reuters Investor Service by repairing, correcting or replacing the Equipment;

     Support Hours means 7.30 a.m. to 7.00 p.m., local Hong Kong time, Monday to Friday, excluding public holidays;

     Term has the meaning set out in Clause 3;

     URL means the Universal Resource Locator designating an Internet Site;

     User means any person who has access to the Client Service.

1.2 In this Agreement:

     (a)  any reference to a notice means a written notice;

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     (b)  headings are for convenience only and do not affect the interpretation of this Agreement; and

     (c)  words importing the singular include the plural and vice versa.

2. SCOPE OF THE AGREEMENT

2.1 Reuters appoints the Client to be its non-exclusive distributor of the Reuters Investor Service in accordance with the provisions of this Agreement and for this purpose grants to the Client the non-exclusive right to market and distribute the Reuters Investor Service to Users. The Client accepts such appointment in accordance with the provisions of this Agreement. Such appointment is referred to as the Distributorship.

2.2 The Client recognises and acknowledges that Reuters may itself supply the Reuters Investor Service to any other person or persons or appoint at its discretion other distributors (and, in each case, on such terms as it may think fit).

2.3 Reuters may from time to time by written notice require the Client not to, and if so required the Client shall not solicit orders for the Reuters Investor Service from particular or potential Users if Reuters in its reasonable opinion considers that such Users are direct competitors of Reuters or controlled by direct competitors of Reuters or Reuters has a reasonable belief that such Users would not use the Reuters Investor Service in accordance with the provisions of the Subscriber Agreement.

3. TERM

3.1 Subject to the provisions of Clause 13, this Agreement shall take effect on Commencement Date, and will be for a term of one year ("Term").

4. USE OF CONTENT

4.1 Subject to the terms of this Agreement, Client may receive and view Reuters Content at the Site and display only the Reuters Content set out in
     Schedule 6 in the Client Service and may permit its Users to access and view any such Reuters Content displayed on the Client Service and to download and copy such Reuters Content for such User's personal use (but not for the purposes of redistribution by that User), subject to the terms of this Agreement.

4.2 Client may Edit any Reuters Content for the purpose of incorporating such Reuters Content in the Client Service provided the Client does not distort the meaning or value of any report, caption or figures comprised in the Reuters Content. Client will publish a retraction in the applicable Client Service in the form reasonably requested by Reuters if Client breaches this Clause.

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4.3  Where any Reuters Content  delivered by Reuters carries a "Reuters"  credit or a Content Provider's credit Client will reproduce the credit where a Substantial Item of such Reuters Content is reproduced in the Client Service. Where Client translates any item of Reuters Content from the original language, Client will identify that it is the maker of the translation.

4.4 Client may store any Reuters Content on the Site and at any offices notified to Reuters which are located within the same country as the Site for the Storage Period and may use the Reuters Content within the Storage Period in accordance with this Agreement.

4.5 Client may display each item of Reuters Content incorporated in the Client Service for the Display Period. Client agrees to delete any item of Reuters Content from the Client Service in respect of which the Display Period has ended.

4.6 Client may not use any item of Reuters Content for which the Storage Period has ended and at the end of the Storage Period, Client agrees that it will delete any such stored Reuters Content from any storage medium. Client will provide Reuters upon request with satisfactory evidence that Client has complied with this obligation.

4.7 Client shall display on each screen and in all custom built templates and applications, that contain any Reuters Content the following notice:

     "Copyright   1999  Reuters   Limited.   Click  here  for   limitations  and
     restrictions on use."

     Such notice shall contain a Hypertext Link to the following notice, which shall appear in a legal notice area on the Client Service: "Reuters content is the intellectual property of Reuters Limited. Any copying, republication or redistribution of Reuters content, including by caching, framing or similar means, is expressly prohibited without the prior written consent of Reuters. Reuters shall not be liable for any errors or delays in content, or for any actions taken in reliance thereon."

     or such other similar notice as Reuters may designate from time to time and shall comply with any guidelines relating to such notices provided by Reuters to Client from time to time.

5. USE OF REUTERS SERVICES IN GENERAL

5.1  Client will:

     (a)  use the Reuters  Investor  Service in accordance  with all  applicable
          Laws;

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     (b)  not remove or conceal any copyright,  trade mark or other  proprietary notice displayed on the Reuters Investor Service;

     (c) observe any restrictions which Reuters notifies to the Client regarding the use of the Reuters Investor Service including any restrictions imposed on Reuters by Content Providers or by any court of competent authority; and

     (d) be responsible for, except where notified by Reuters to the contrary, obtaining and maintaining all consents and licences and making all filings necessary to receive or use the Reuters Investor Service including consents of telecommunication, exchange or similar information providers or other government or regulatory authorities and shall certify to Reuters in writing receipt of the same. For the avoidance of doubt, except where agreed in writing between the parties, the Client shall obtain and maintain all necessary licences and consents necessary for the receipt of any data provided by an exchange or similar body as part of the Reuters Investor Service.

5.2 Client will not acquire any intellectual property or other similar rights in the Reuters Investor Service and agrees to comply with all notices bringing such rights to its attention and all Laws relating to such rights.

5.3 Reuters will send Client a Client Statement not more than once per calendar month which Client will complete and return to Reuters within the period specified.

5.4 Reuters may, subject to the provisions of Clause 9.1, and on the reasonable written request of the Client, include the Additional Reuters Content as part of the Reuters Investor Service. The Client agrees that the provisions of this Agreement shall apply to the Additional Reuters Content which shall be incorporated into and form part of the Reuters Investor Service.

5.5 The Client shall ensure no User has access to the Reuters Investor Service unless and until such User has entered into a Subscriber Agreement and that Access IDs are required for access to the Reuters Investor Service.

5.6 Client agrees to indemnify Reuters against any loss or damage Reuters may suffer arising out of any breach by Client of its obligations under any contract with the relevant exchanges or similar information providers.

6. EQUIPMENT

6.1  General

     6.1.1 Client agrees that Reuters owns the Equipment and all rights in the Equipment or has obtained from a third party the right to supply them to Client. Client agrees that it will acquire no proprietary rights in the Equipment.


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     6.1.2 Itis Client's obligation to provide necessary  consumable items and a satisfactory operating environment for the Equipment designated by Reuters.

     6.1.3 Client will not:

          (a)  dispose of or transfer or encumber the Equipment;

          (b)  remove the Equipment from the Site;

          (c) infringe any intellectual property or other similar rights in the Equipment;


          (d)  allow the Equipment to become subject to any third party claims;

          (e) make any alteration, connection or interface to the Equipment, except as permitted under the Agreement or advised by Reuters in writing; or

          (f) permit the support or repair of the Equipment or allow the Equipment to be damaged or interfered with by a party other than Reuters nominee.

     6.1.4 On termination of the Agreement, Client will either return the Equipment (and any copies) to Reuters or deal with the Equipment as Reuters may reasonably request.

     6.1.5 Certain Equipment will be subject to United States and other export regulations for high technology items. Client warrants that it is not subject to any such restriction on delivery of the Equipment and agrees to comply with such restrictions.

     6.1.6 Client will provide all connections from its own computer systems to the Equipment and will be responsible for transmission of the Reuter Investor Service from the Equipment to its own computer systems.

     6.1.7 Reuters may at any time upon thirty days' written notice, replace the Equipment with other equipment (which will be treated as the Equipment) or replace the means of transmission of the Reuters Investor Service with another means of transmission provided that Reuters shall use reasonable efforts to ensure that the implementation of such replacement shall not disrupt the operations of Client.


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6.2  Conditions Applying to Software

    6.2.1 Reuters grants Client a non-exclusive, non transferable licence to use the Software at the Site. Client agrees that each copy of the Software will only be used for its internal operations on the designated hardware.

     6.2.2 Client will not:

          (a)  sub-license;

          (b)  assign;

          (c)  copy (except two copies for back-up purposes);

          (d)  modify;

          (e)  merge;

          (f)  distribute;

          (g)  transfer; or

          (h)  decompile or reverse engineer;

          the Software except as allowed by us in writing or to the extent this restriction is not permitted under applicable law.

6.3  Compatibility

          Where the Equipment supplied to Client can be operated in conjunction with Client's hardware and software, the parties agree:

          (a) Reuters does not guarantee that the Equipment will perform satisfactorily with any hardware or software supplied by Client;

          (b) Reuters will not be responsible for any reduced performance of the Reuter Investor Service or loss (including loss of the Content) or damage which is due to Client adding or accessing the Equipment in conjunction with any system, software, or equipment not provided by Reuters; and

          (c) Client may be required by Reuters to upgrade its hardware or software to maintain compatibility with modification to the means of transmission of the Reuter Services, the Reuter communications protocols and format of the Content.

7. SUPPORT

7.1  General

     So that Reuters can provide Client with Support, Client must:

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     (a)  arrange for Reuters  and/or its nominees to have access to the Site at all reasonable times; and

     (b)  provide necessary co-operation and facilities.

7.2  The Support Reuters will provide will consist of

     (a)  supplying and installing the Equipment at the Site; and

     (b) providing a reasonable level of training to Client's staff in the use of the Equipment;

     (c)  removing or relocating the Equipment as required by Client;

     (d) wherever available, providing on-line Support for the Services, Support and consultancy services.

7.3 Reuters will advise Client about any applicable Charges for Support at Client's request.

7.4  Excluded Support

     7.4.1 The Charges do not include:

     (a) Support required as a result of Act of God, accident, negligence or misuse not attributable to Reuters;

          Support resulting from failure of operating environment or causes other than ordinary use in accordance with Reuters operating manuals;

     (c) Support resulting from any attempt made to repair, service or modify the Equipment by persons other than the personnel of Reuters or its nominees;

     (d) Support of non-cuffent versions of the Equipment where current versions have been made available to Client or Support of current versions containing unauthorised modifications;

     (e)  Support of associated operating Equipment;

     (f) Support of, and Support which is necessitated by the operation of, software or hardware not supplied by Reuters;

     (g) Support arising from overload of the network or hardware not caused by Reuters; and

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     (h)  any visit to a Site at  Client's  request  where  there is no fault or failure caused by the Equipment.

     7.4.2 Reuters shall not be obliged to undertake Support in relation to any of the matters specified in clause 7.4, 1, although Reuters may undertake such Support at its own discretion and at Client's request at Reuters then current standard charges.

7.5  Modifications and Enhancements

     Reuters may modify and/or enhance the Equipment from time to time, provided that such modifications and/or enhancements:

     (a) result in the substantially similar or improved performance of the Equipment; and

     (b)  are made during normal working hours.

8. PREMIUM SERVICE

8.1 Reuters shall provide reasonable assistance to the Client to facilitate the production of sales literature by the Client.

8.2 Without prejudice to the provisions of Clause 8.5, Reuters shall notify the Client of its recommended list price for the Reuters Investor Service from time to time but, for the avoidance of doubt, such recommended list prices shall not be binding on the Client.

8.3  The Client shall ensure that:

     (a) the Subscriber Agreement contains provisions which are adequate to protect Reuters rights to no lesser extent than in this Agreement and the form of such agreement and any changes thereto shall be approved by Reuters prior to such agreement becoming binding such approval not to be unreasonably withheld;

          The Client shall, at its own expense, enforce the obligations of each User under any Subscriber Agreement and shall promptly report to Reuters any breach of any Subscriber Agreement of which it becomes aware. The Client shall assign to Reuters, at Reuters written request, any rights that the Client has against its Users under such Subscriber Agreement and, after any such assignment, the Client agrees to cooperate fully with Reuters in any proceedings or actions connected therewith at Reuters expense;

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     (c)  The Client  shall  fully  comply  with all its  obligations  under any
          Subscriber Agreement.

8.4 The Client undertakes that no Access IDs shall be distributed to a User unless and until a User has accepted the provisions of the Subscriber Agreement, and that each User will be allocated a unique Access ID personal to that User which shall not be transferable or shared. The Client undertakes to impose reasonable security procedures in respect of its management of Access IDs.

8.5 The Client shall be entitled to charge Users such price as it considers fit for access to the Reuters Investor Service provided that any such prices charged are not such as to make the Reuters Investor Service commercially unattractive or unacceptable when compared with the costs of accessing the Client Service or any similar service. In addition, the Client shall not sell access to the Reuters Investor Service at prices or on terms which would result in the Reuters Investor Service being treated as a "loss leader" in relation to other services supplied by the Client. For the purpose of this Clause 8.5, the Reuters Investor Service shall be regarded as a "loss leader" if it is sold by Client not for the purpose of making a profit but for the purpose of attracting Users likely to purchase other products or services supplied by the Client or otherwise for the purpose of advertising the business of the Client. 8.6 The Client shall not be entitled to include any advertising or promotional material in the Reuters Investor Service without the prior written consent of Reuters.

9. CHARGES

9.1  The Client will pay the following Charges to Reuters:

     (a)  the Start Up Charges;

     (b)  the Service Fees;

     (c)  the Maintenance Charges;

     (d) the Charges for inclusion of Additional Reuters Content in the Reuters Investor Service, if any; and

     (e) any other additional Charges agreed between Reuters and the Client from time to time.

9.2 All invoices in respect of the Charges sent to the Client by or on behalf of Reuters shall be due and payable within 30 days of the date of the invoice.

9.3 All Charges specified in this Agreement are exclusive of sales, value added or similar taxes (not being in the nature of a tax on income), or any tax in the

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     nature of  withholding  tax,  stamp duty,  import duty or levy and shall be paid in United States Dollars..

9.4 The Client shall keep and shall make available to Reuters on request accurate records including details of Access IDs allocated to Users to enable Reuters to verify payments due to Reuters pursuant to this Agreement and to verify the Client's compliance with the provisions of this Agreement.

9.5 Where the Service Fees include payment of Advertising Revenues in respect of sales of Advertising Space on Qualifying Pages, Client shall sell or rent Advertising Space of Qualifying Pages at a rate that is comparable to the rate charged on other Pages on the Client Service, taking into account the number of times that Qualifying Pages are accessed in relation to the rest of the Client Service and the reasonable demand for Qualifying Pages.

9.6 Where the Service Fees include payment of Advertising Revenues in respect of Advertising Space on Qualifying Pages, Client will provide Reuters with a written statement showing the total gross revenue attributable to sales of Advertising Space on QuaWng Pages, the number of sales of Advertising Space on Qualifying Pages and the royalty earned per sale calculated in accordance with Schedule I together with a full breakdown of applicable Marketing Costs within 30 days of the end of each Quarter.

9.7 Reuters or its Authorized Representative may at any time during normal business hours on reasonable prior written notice inspect all records of the Client relating to the Reuters Investor Service in order to verify the accuracy of the reports made pursuant to Clause 9.6.

9.8 Reuters and Content Providers will be entitled, at its own cost, once every twelve months during the term of this Agreement on giving the Client reasonable notice in writing, to audit or to have its auditors audit Client's records which related directly to the calculation of payments due to Reuters under this clause 9. Any such audit will be conducted during Client's normal business hours and at the location where the relevant records are kept in the normal course of business. Any information Client provides to Reuters or its auditors pursuant to this clause 9.8 will be treated by Reuters and its auditors as confidential information within the meaning of Clause 15 and will not be used for any purpose other than to conduct the audit.

9.9 The certificate of such auditors shall be final and binding on the parties and the costs of the investigation shall be borne by Reuters unless the investigation discloses an underpayment by Client in excess of 5% of the total due to Reuters, in which case the Client will bear the cost.

9.10 If the Client fails to make a payment to Reuters under this Agreement on the due date then without prejudice to any other right or remedy available to Reuters, Reuters shall be entitled to:

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
     (a) suspend the performance or further performance of its obligations under this Agreement without liability to the Client; and/or

     (b) suspend (by notice in writing) the Client's rights to provide any fiirther Access IDs until payment in full is made (and the Client shall so comply with such suspension)).

9.11 Reuters shall be entitled to charge the Client interest (both before and after judgement) on any overdue payment from the date payment was due to the date payment in full is made on a daily basis at the rate of 2% per annurn over the base rate of Hong Kong & Shanghai Banking Corporation from time to time. Such interest shall be payable within 14 days of the date of written request by Reuters.

9.12 Reuters may modify the Charges no more than once in any 6-month period and upon three months' written notice to the Client. If the Client does not agree to such modification it shall be entitled to terminate this Agreement on at least one months written notice to Reuters to expire on the date of introduction of such modification.

10. SUPPORT AND MAINTENANCE

10.1 The Client agrees and acknowledges that it will provide first level support to Users. For the purpose of this Clause 10. 1, "first level support" means that the Client will ensure that it has in place a help desk staffed by suitably qualified personnel to answer queries from Users in respect of the Reuters Investor Service. The Client acknowledges that Reuters will not accept calls directly from Users in respect of the Reuters Investor Service but only from the Client's help desk.

10.2 Reuters agrees and acknowledges that it shall provide second level support to the Client. For the purposes of this Clause 10.2, "second level support" means that the Client shall be entitled to call Reuters help desk for advice and assistance in respect of the Reuters Investor Service. Reuters shall, when it receives- the call from the Client, escalate the call to the appropriately qualified personnel to respond to the Client's queries in respect of the Reuters Investor Service. Advice by telephone help desk shall be available during the Support Hours.

10.3 Reuters agrees that, subject to the payment of the Maintenance Charges, it shall provide Support Services in respect of the Reuters Investor Service during the Support Hours at the Reuters Site. For the purposes of this Clause 9.3, "Support Services" means the use of reasonable efforts by Reuters to rectify errors and defects in the API and the Reuters Investor Service, including communications facilities.

11. INTELLECTUAL PROPERTY RIGHTS

11.1 The Client acknowledges that Reuters and its Content Providers have Intellectual Property Rights in the Reuters Investor Service, including the Reuters Content. The Client will not acquire any Intellectual Property
     Rights in the Reuters Investor Service and agrees to comply with all notices bringing such rights to its attention and all laws relating to such rights. The Client agrees to notify Reuters promptly if it becomes aware of any unauthorised distribution of the Reuters Investor Service including the Reuters Content and to co-operate with Reuters to prevent the use or distribution of the Reuters Investor Service in any manner not expressly authorised by this Agreement.

11.2 Except as specifically authorised in Clauses 4 and 11, the Client shall not use Reuters name or any Reuters Marks without Reuters prior written consent. Client may not make any statement (whether oral or in writing) in an external advertising, marketing or promotion materials regarding Reuters or the Reuters Investor Service without the prior written consent of Reuters, provided that materials that are substantially identical to those previously approved need not be submitted for re-approval.

11.3 Reuters acknowledges that the Client has Intellectual Property Rights in the Client Service, including the Client Content. Reuters will not acquire any Intellectual Property Rights in the Client Service and agrees to comply with all notices bringing such rights to its attention and all laws relating to such rights.

11.4 All Intellectual Property Rights in the Client Marks are and shall remain vested in the Client absolutely. The Client grants to Reuters for the Term a nonexclusive licence to use the Client Marks solely for the purposes of the activities contemplated in the Agreement and Reuters shall make no other use of the Client Marks.

11.5 Any reference to the Reuters Marks or to the Reuters Investor Service shall be accompanied by a statement by the Client that any Intellectual Property Rights remain with Reuters, as follows:

     "REUTERS, Reuters Dotted Logo and the Sphere Logo are trade marks and registered trade marks of the Reuters Group of Companies around the world".

11.6 Each of the parties agrees that the home page of the Reuters Site shall have reference to each of the Reuters Marks and the Client Marks and that equal prominence shall be given to the Reuters Marks and to the Client Marks on the Reuters Site. Reuters will provide the Client with a graphics file containing the Reuters Mark. The Client will insert the Reuters Mark at the top of any page containing any Reuters Content, except where the Reuters Content is less than 50% of the Content shown on that page, in a size not smaller than 164 pixels by 41 pixels, or in accordance with such other guidelines issued by Reuters from time to time.

11.7 Subject to Clause 11.8, Reuters shall indemnify the Client against each loss, liability and cost incurred by the Client arising out of any claim of infhngement of any Intellectual Property Fights arising as a result of or in connection with the supply or use of the Reuters Content or the Reuters Investor Service or any part thereof in accordance with the provisions of this Agreement (an "IPR Claim"), provided that:

     i. the relevant claim does not arise from any modification of the Reuters Content or Software made by the Client or any person receiving the Reuters Content through the Client;

     ii. the relevant claim does not concern Reuters Content that Reuters notified the Client should not be used;

     iii. the relevant claim is not based upon content obtained by Reuters from a third party; and

     iv. with respect to the Software, Reuters obligation to indemnify the Client shall not apply to any claim for inflingement of patent rights.

11.8 The Client shall:

     (a)  notify Reuters promptly in writing of an IPR Claim;

     (b)  permit Reuters to control the defence of the IPR Claim;

     (c) not agree to any settlement of the IPR claim without the prior written consent of Reuters; and

     (d) not prejudice the manner of conduct of the IPR Claim by Reuters or a member of the Reuters Group.

11.9 Subject to Clause 11.10 the Client shall indemnify Reuters against each loss, liability and cost incurred by Reuters arising out of any claim of infhngement of any Intellectual Property Right arising as a result of or in connection with the supply or use of the Client Service or the Client Content or any part thereof in accordance with the provisions of this Agreement (an "IEPR Claim").

11.10 Reuters shall:

     (a)  notify the Client promptly in writing of an IPR Claim;

     (b)  permit the Client to control the defence of the IPR Claim;

     (c) not agree to any settlement of the IPR claim without the prior written consent of the Client; and

     (d) not prejudice the manner of the conduct of the IPR Claim by the Client.

12. RELATIONSHIP BETWEEN THE PARTIES

12.1 The relationship established pursuant to this Agreement between Reuters and the Client shall be that of vendor and purchaser and the Client shall act for its own account as an independent principal.

12.2 the Client shall have no right or authority to create or assume any obligations whatsoever, whether express or implied, in the name or on behalf of Reuters nor to bind Reuters in any manner whatsoever.

12.3 The Client shall be entitled to describe itself as an authorised dealer in or distributor of the Reuters Investor Service but shall not be entitled to describe itself as agent for Reuters or in any words indicating any relationship of agency existing between the parties.

12.4 Reuters shall not in any event be responsible for any statement or representation made in regard to any of the Reuters Investor Service in any sales literature or advertising material issued by the Client (other than material supplied or agreed by Reuters), and to the extent that any such responsibility shall fall on Reuters as a result of statutory regulations or otherwise the Client shall indemnify Reuters against any claims or demands arising out of any such statement or representation.

12.5 Nothing in this Agreement shall be deemed to constitute a joint venture or partnership between the parties.

13. TERMINATION

13.1 Either of the parties may terminate the Agreement in whole or in part if the other is in breach of any material obligations under this Agreement and:

     (a) in the case of any such breach which cannot be remedied, upon written notice with immediate effect; or

     (b) in the case of any other such breach which can be but which has not been remedied, within thirty days of a written request to do so.

13.2 Either of the parties may terminate the Agreement immediately and withou notice if

     (a)  the other enters into a composition with its creditors;

     (b)  an order is made for the winding up of the other;

     (c) an effective resolution is passed for the winding up of the other (other than for the purposes of amalgamation or reconstruction on terms approved by the first party (such approval not to be unreasonably withheld)); or

     (d)  the  other  has  a  receiver,  manager,   administrative  receiver  or
          administrator appointed in respect of it.

13.3 Reuters may cancel the Reuters Investor Service or a part of the Reuters Investor Service, as the case may be, by written notice if the provision of all or part of the Service:

     (a) depends on an agreement between a Reuters Group member and a third party, and that agreement is modified or terminated for any reason or breached by the third party and as a result Reuters is unable to continue to provide all or part of the Reuters Investor Service upon terms reasonably acceptable to Reuters; or

     (b) becomes illegal or contrary to any rule, regulation, guideline or request of any exchange or regulatory authority.

13.4 If Clause 13.3 applies, Reuters only obligation to Client will be to refund the part of the Charges paid in advance for the cancelled part of the Reuters Investor Service.

13.5 Upon expiration or termination of this Agreement in whole or in part, Client must delete the API and any Content contained in the terminated Reuters Investor Service.

13.6 The following will continue to apply after termination of the Agreement:

     (a) all disclaimers, indemnities and restrictions relating to the Reuter Investor Service; and

     (b)  the confidentiality undertaking in Clause 15.

     (c)  Reuters right to recover liquidated damages under Clause 13.6.

13.7 If:

     (a) Client cancels the Reuters Investor Service other than when permitted by this Agreement; or

     (b) Client is in breach of any payment obligations under this Agreement entitling Reuters to terminate the Agreement, or terminates this Agreement at any time without cause;

          Reuters will be entitled to recover from Client as liquidated damages an amount equal to 75% of the relevant Service Fees, or the Mnimum Payment where the Service Fees have a variable element, which would have been payable until the end of the term set out in Clause 2. Both parties agree that this constitutes a realistic pre-estimate of their loss and is not intended to be a penalty.

14. LIABILITY

14.1 Although Reuters will use all reasonable endeavours to ensure the accuracy and reliability of the Reuters Investor Service, neither Reuters nor any other member of the Reuters Group, nor any Content Provider, nor any third party supplier will be liable for any loss or damage in connection with the provision of or failure to provide the Reuters Investor Service except as set out in Clause 14.2..

14.2 The Reuters Group accepts liability only for:

     (a)  death or personal injury caused by its negligence; and

     (b) any other direct loss or damage caused by its gross negligence or wilful misconduct.

14.3 Reuters warrants that it has the right to perform its obligations and services which are the subject of this Agreement.

14.4 EXCEPT AS EXPRESSLY STATED IN THE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, WARRANTIES OR UNDERTAKINGS, WBETHER ORAL OR IN WRITING, IN LAW OR IN FACT, INCLUDING WARRANTIES AS TO SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED.

14.5 Neither Reuters nor any member of the Reuters Group, nor any Content Provider, nor any other third party supplier will be liable to the Client or to any third party for any indirect, special or consequential loss or damage arising out of any provision of the Agreement or the Reuters Investor Service.

14.6 To the extent permitted by law and except for Clause 14.2(a), under no circumstances will Reuters liability under the Agreement exceed one year's Mnimum Payments, regardless of the cause or form of action.

14.7 The Client agrees to indemnify Reuters against any loss, damage or cost in connection with any claim or action which may be brought by a third party against Reuters relating to the Client Service or the Client's or its Users or Users use of the Reuters Content or Reuters Investor Service other than in accordance with the provisions of this Agreement.

15. CONFIDENTIALITY

15.1 Each of the parties acknowledges that information of a confidential nature relating to the business of the other may be disclosed to it or otherwise come to its attention. Each of the parties undertakes to hold such information in confidence and not, without the consent of the other, disclose it to any third party nor to use it for any purpose other than in the performance of the Agreement.

15.2 This obligation of confidentiality will not apply to information that is generally available to the public through no act or omission of the receiving party, or becomes known to the receiving party through a third party with no obligation of confidentiality, or is required to be disclosed by law, court order or request by any government or regulatory authority.

15.3 This undertaking will be binding for as long as such information retains commercial value.

15.4 No public announcement, press release, communication or circular (other than to the extent required by law or regulation) concerning the Agreement will be made or sent by either of us without the prior consent of the other. This consent will not be unreasonably withheld.

16. GENERAL

16.1 (a) All notices under this Agreement will be sent by registered mail or by fax or delivered in person to the following addresses for notices and marked for the attention of the following persons:

          (i) Reuters: Reuters Hong Kong Limited fax: 00 852 2884 9475 marked for the attention of : Harry Ng

          (ii) The Client: Momentum Internet Incorporated fax: 00 852 2866 8137 marked for the attention of. John Hirsch

     (b) Notices will be deemed to be received 3 business days after being sent or on proof of delivery, if earlier.

16.2 Neither of the parties may assign any right or obligation of the Agreement or any part of it without the prior written consent of the other. This consent may not be unreasonably withheld. However, the Client agrees that Reuters may assign any of its rights or obligations to a member of the Reuters Group.

16.3 The Agreement is governed by the laws of Switzerland. Both of the parties submit to the exclusive jurisdiction of the courts of the Canton of Geneva.

16.4 If any part of the Agreement that is not fundamental is found to be illegal or unenforceable, this will not affect the validity and enforceability of the remainder of the Agreement.

16.5 If either of the parties delays or fails to exercise any right or remedy under the Agreement that party will not have waived that right or remedy.

16.6 Neither of the parties will be held liable for any loss or failure to perform an obligation due to circumstances beyond its reasonable control. Should such circumstances continue for more than 3 months, either of the parties may terminate this Agreement immediately on notice.

16.7 The Agreement contains the parties entire understanding regarding the Reuters Investor Service. In entering into the Agreement, the Client has not relied on any warranty or representation (except in the case of fraud) made by us other than those mentioned in the Agreement.

16.8 Except as set out elsewhere in the Agreement, the Agreement may only be varied by an amendment signed by both of the parties.

REUTERS ON-LINE S.A.                        MOMENTUM INTERNET INCORPORATED


Signed   /s/                                Signed     /s/ Graham Daley
Name                                        Name:      Graham Daley
Position: Reuter Financial Director         Position:  Director
Date:                                       Date: 28 April 1999

                                   SCHEDULE 1

                                  SERVICE FEES

Reuters Investor Premium Service

The Service Fees will be calculated on the basis of Access Fees unless the aggregate Access Fees payable in any month are less than the Minimum Payment in which circumstances the Service Fees shall be equal to the Minimum Payments.

The Access Fee per Access ID amounts to US$9.60 per month

On each first working date of the month ("Monthly Adjustment Date") the total number of Access IDs in the system will be counted. Any Access ID which has been allocated will be included in the Access Fee calculation. This figure shall constitute the Access Fees and shall be billed to the Client.

Any Access IDs allocated part way through a month will be billed from the next Monthly Adjustment Date.

Cancellation of Access IDs shall take effect from the next Monthly Adjustment Date.

MINIMUM PAYMENTS

US$9,000 per calendar month

OTHER CHARGES

Start Up Charges:   HK$14,000

Maintenance Charges: N/A

                                   SCHEDULE 2

                            REUTERS INVESTOR SERVICE

Reuters Investor Premium Service
-----------------------------------------
REUTERS INTERNATIONAL INVESTOR - content

Reuters Investor Datasets offer

Non fee-liable exchange quotes for stocks, stock options, warrants, indices and index options and futures.

General Political and Economic news and sports news

Online company news in English

Domestic general and company news in local language

Market reports

Delayed cross-market data

Reuters Investor Datasets - CONTENT

  GENERAL NEWS
  Latest World
  General& Pol
  Glance
  Human Interest
  Latest Domestic
  Glance OC
  Latest Sport
  Glance
  Sport by category
  Domestic Press
  Digest
  Domestic Diary

EQUITIES NEWS
Dom Most Active
Share

Dom Market Report

New York Market Report

London Market Report

Tokyo Market Report

Euro+ Market Report
Amsterdam

Athens

Brussels

Copenhagen

Dublin

Frankfurt

Helsinki

Lisbon

Luxembourg

Madrid

Milan

NASDAQ

Oslo

Paris

Stockholm

Vienna

Zurich

Remaining Int'l
countries Markets Reports
Hong Kong

Singapore

Sydney

Toronto

Wellington

Company News
7 day's Company News

INDICATORS,
INDICES &
STATISTICS
Economic
Indicators

Domestic
Economic
Indicators News

Latest G7
Economic
Indicators News

Indices

Domestic Indices

Key World Indices

Key Asian Market
Index

Key Emerging
Market Index

Key European
Market Index

Key American
Market Index

Key Latin
American Index

Key Eastern
European Market
Indices

Market Statistics

Net Gainers

Net Losers

Percentage Gainers

Percentage Losers

Top Volume

Market Digest

EQUITIES DATA
Equities Data
(Non-fee liable delayed)
individual RIC via

Search (Full Exchange
Content)

Corporate Background
Data

Key Domestic Index
Constituents

Other Domestic Index
Constituents

Euro Countries Index
Constituents
Athens

Amsterdam

Brussels

Copenhagen

Dublin

Frankfurt

Helsinki

Lisbon

London

Luxembourg

Madrid

Milan

NASDAQ

NYSE

Oslo

Paris

Stockholm

Vienna

Zurich

Remaining Int'l
countries Index Constituents

Hong Kong

Japan

Singapore

Sydney

Toronto

Wellington

Euro STOXX Index
Constituents
Euro STOXX50 Index
Constituents

Euro STOXX Sector
Index Constituents:
Auto

Bank

Basic Resources

Chemical

Conglomerate

Construction

Consumer Cyclical

Consumer
non-Cyclical

Energy

Financial Services

Food & Beverage

Industrial

Insurance

Media

Pharmaceutical

Retail

Technology

Telecom

Utility

Traded Stock
Options

Key Traded Index
Futures

Historical Data
records (TS1)

OTHER DATA
FOREX & MONEY
MARKETS
World Major Spot
Rates

Major Cross Rates

Domestic Forwards

Domestic Cross Rates

Euro Cross Rates

Euro Bilateral Rates

Euro Locking Rates

Domestic IBOR Rates

CAPITAL MARKETS
US Govs Benchmark

Interbank Offered Rates

PRECIOUS METALS
Gold

Silver

Platinum

Palladium

ENERGY
Brent Oil

                                   SCHEDULE 3

                                  REUTERS MARKS

                                  CLIENT MARKS

                                 [REUTERS LOGO]

                                       SCHEDULE 4

              Subscriber Agreement for Reuters Investor Premium Service

IMPORTANT

PLEASE PRINT THIS AGREEMENT FOR YOUR PERSONAL RECORDS

Please read this agreement and the information concerning the Reuters Investor Service on the [Client] home page carefully before you subscribe to the Reuters Investor Service. YOU WELL BE LEGALLY BOUND BY THIS AGREEMENT AND THIS INFORMATION WHEN [CLIENT] ACCEPTS YOUR SUBSCRIPTION.

GLOSSARY

[CLIENT]  [                   ] of   [                                    ]


Information means all information and other content contained in or contributed to the Service

Service means the Reuters Investor Service including the Information, in whole or in part

Subscription  means the [ ............]  fee payable [monthly] for access to the
Service

1. LICENCE

While you continue to pay the Subscription, [CLIENT] grants you a non-exclusive and non-transferable licence to access the Service and to read the Information

You must not:

        o use the Service in any other way including copying, storing, processing, re-selling or redistributing it.

        o  allow any third party to use your password.

2. SUBSCRIPTION

The Subscription is [    ] per month [including] [excluding]
taxes and duties. [CLIENT] may increase the Subscription by giving you no less than I month's advance notice. [Specify method of payment for the service.]

3. WARRANTIES

You have read and understood the information concerning the Service on the Service home page. You agree that:

     o The Service is designed to provide you with pre-trade information and assessments based on third party information. [CLIENT] will make reasonable efforts to ensure the accuracy and reliability of the Service.

     o However, neither [CLIENT] nor any of its third party content providers make any other representations or warranties concerning the Service including warranties as to satisfactory quality and fitness for a particular purpose, accuracy or completeness, or that the Service will be uninterrupted or error free.

4. LIABILITY AND INDEMNITY

    o neither [CLIENT] nor its third party content providers will be liable for any direct loss, damage or expense suffered by you or any third party arising out of the Service (including any error in the Information) or any transaction made in connection with the Service, unless caused by [CLIENTI's wilful misconduct or gross negligence.

    o [CLIENT] shall not be responsible for nor be in default under this Agreement for any delays or failure of performance resulting from any Internet Service Providers problems or failures or any communication or delivery problems in respect of your receipt of the Service.

    o neither [CLIENT] nor its third party content providers will be liable for any special, indirect or consequential loss or damage (including lost profit), however caused.

    o In no event will [CLIENT]'s aggregate liability arising out of this agreement exceed the total Subscription paid by you during the year in which the alleged damage or loss occurred.

    o You will indemnify [CLIENT] against any damage, loss or expense incurred by [CLIENT] arising out of your use of the Service.

    o Neither party will be liable for any loss or damage due to circumstances beyond its reasonable control.

5. MODIFICATION AND WITHDRAWAL OF THE SERVICE

[CLIENT] may modify and/or withdraw the Service. If the Service is withdrawn, [CLIENT] will refund to you any Subscription you have paid for the month in which withdrawal occurs.

6. INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY

[CLIENT] has the right to provide the Service including the intellectual property rights in it. You will not acquire any intellectual property rights in the Service. You acknowledge that third party content providers may have intellectual property rights in the Service. The Service and the Information are confidential.

7. TERMINATION

     o You may cease to receive the Service by giving no less than 1 month's advance notice to [CLIENT] at [ ].

    o [CLIENT] may terminate your access to the Service immediately without notice if you are in breach of any term or condition of it including if you default in the payment of the Subscription. No refund of your Subscription will be payable in either case.

     o  Clauses 3, 4 and 6 will survive termination of this Agreement.

8. GENERAL

    o This agreement and the information concerning the Service on the Service home page represent the entire agreement of the parties relating to the Service. If there is a conflict between this agreement and the information, this agreement will prevail. You have not relied on any other representation (except in the case of fraud) by (CLIENT).

    o Delay or failure by [CLIENT] in enforcing this agreement will not constitute a waiver by [CLIENT] of its rights or remedies.

     o [CLIENT] may modify this agreement on giving you no less than 1 month's advance notice.

    o If any part of this agreement is held to be invalid or unenforceable, the validity or enforceability of the remainder will not be affected.

9. NOTICES

[CLIENT] will give you general notices under this agreement via the Service home page. These notices will be effective when they are published on that page. You will give [CLIENT] notices through the Reuters Investor Service [home page mail service] which will be effective when received by us.

10. GOVERNING LAW AND JURISDICTION

This agreement will be governed by and construed in accordance with [ ] law and both parties submit to the non-exclusive jurisdiction of the [ ] courts.

NOTE : DATA PROTECTION - [CLIENT] may use your registration information to provide you with information on other services and products which may be of interest to you. If you would prefer not to receive such information, please click in the box below.

HOW TO SUBSCRIBE TO THE SERVICE

If you want to subscribe to the Service and agree to be bound by this agreement, complete the details sections below and return them to [ ] on [ ]. Any changes to these details should be notified to [CLIENT] immediately.

You acknowledge that by typing in your details and clicking on "I accept", you are executing the above Agreement and agree to be bound by the provisions of this Agreement.

If you do not wish to be bound by the provisions of this Agreement, click on "I do not accept", and your sign-up will be cancelled and you will be returned to the home page.

[Specify required details i.e. name, address etc.]

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                                   SCHEDULE 5

                                      Site

                                  swiftrade.com

                         Momentum Internet Incorporated
                          12a First Pacific Bank Centre
                               56 Gloucester Road
                                     Wanchai
                                    Hong Kong



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